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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 20, 1998

                                  SERVICO, INC.

               1601 Belvedere Road, West Palm Beach, Florida 33406

                                 (561) 689-9970

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
Incorporated under the laws of the        Commission File Number              I.R.S. Employer Identification Number

    STATE OF FLORIDA                            1-11342                                   65-0350241

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ITEM 5. OTHER EVENTS.

GENERAL

         On March 20, 1998, Servico, Inc., a Florida corporation ("Servico"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), with Servico Hotel Group, Inc., a Delaware corporation and wholly owned subsidiary of Servico ("SHG"), SHG-S SUB, INC., a Florida corporation and wholly owned subsidiary of SHG ("Servico Merger-Sub"), Impac Hotel Group, L.L.C., a Georgia limited liability company ("Impac"), and SHG-I SUB, L.L.C., a Georgia limited liability company and a wholly owned subsidiary of SHG ("Impac Merger-Sub"). Under the terms of the Merger Agreement, Servico and Impac will each simultaneously become separate, wholly owned subsidiaries of SHG, pursuant to the merger of Servico Merger-Sub with and into Servico (the "Servico Merger"), and the merger of Impac Merger-Sub with and into Impac (the "Impac Merger," and together with Servico Merger, the "Mergers"). The shareholders of Servico and unit holders of Impac will each receive shares of common stock, par value $.01 per share, of SHG (the "SHG Common Stock"). A copy of the Merger Agreement is included as Exhibit 2 to this Form 8-K and incorporated herein by reference.

TRANSACTION CONSIDERATION

         Pursuant to the Merger Agreement, each outstanding share of common stock, par value $.01 per share, of Servico ("Servico Common Stock") will be converted at the consummation of the Mergers into the right to receive one share of SHG Common Stock (an aggregate of approximately 21 million shares). Pursuant to the Merger Agreement, each Class A Ordinary Membership Interest of Impac (an "Impac Unit"), will become exchangeable for a number of shares of SHG Common Stock as determined under the Impac Exchange Ratio. The Impac Exchange Ratio is equal to the quotient of (i) the difference between 7,400,000 (the "Base Number") and 1,400,000, divided by (ii) the number of outstanding Impac Units; provided, however, that if the average of the closing sale prices of Servico Common Stock on the NYSE over the ten consecutive trading days preceding the date on which all conditions to the consummation of the Mergers have been satisfied (the "Trading Period Average") is (i) less than $14.00, the Base Number will be equal to the product of the Base Number and a fraction, the numerator of which is $14.00 and the denominator of which is the Trading Period Average, and (ii) if the Trading Period Average is greater than $25.00, the Base Number will be equal to the product of the Base Number and a fraction, the numerator of which is $25.00 and the denominator of which is the Trading Period Average. Upon the satisfaction of certain conditions and milestones (the opening of hotels currently under development by Impac), an additional 1.4 million shares of SHG Common Stock will be issuable to the holders of Impac Units.

STOCK EXCHANGE LISTING

         Following the consummation of the transaction, the SHG Common Stock is expected to be listed on the New York Stock Exchange (the "NYSE").

BOARD OF DIRECTORS AND MANAGEMENT OF SHG

         The Board of Directors of SHG immediately following the consummation of the Mergers will initially consist of eight directors, five of whom will be the current directors of Servico, two of whom will be Impac directors (Robert S. Cole and John Lang), and one of whom will be selected by Impac and Servico.

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     The Board of Directors will be divided into three classes, designated as
Class I to initially serve for one year, Class II to initially serve for two years and Class III to initially serve for three years.

     David A. Buddemeyer, currently the President and Chief Executive Officer of Servico, will be the Chief Executive Officer of SHG. Robert S. Cole, currently the Manager and President of Impac, will be the President of SHG. Mr. Buddemeyer and Mr. Cole will serve as Co-Chairmen of SHG's Board of Directors.

ACCOUNTING TREATMENT

         The transaction will be accounted for under the purchase method of accounting.

TAX CONSEQUENCES TO SERVICO SHAREHOLDERS

         The Servico Merger is expected to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations (the "Regulations"), thereunder, and the Impac Merger is expected to qualify as a transfer of property as described in
Section 351 of the Code and the Regulations thereunder.

TERMINATION FEE

         The Merger Agreement provides that in the event the Merger Agreement is terminated pursuant to certain of the circumstances specified under Section 8.8 thereof, either Servico or Impac, depending upon the circumstances giving rise to the termination, may be obligated to pay the other a termination fee as liquidated damages. The termination fees for both parties are subject to several conditions and restrictions. Depending on the date and circumstances of the termination, Servico may be obligated to pay Impac a termination fee ranging from $7.5 million to $15 million and Impac may be obligated to pay Servico a termination fee of $10 million. Additionally, in certain circumstances set forth in such Section, one party may become obligated to reimburse the other party for up to $2.5 million for costs and expenses incurred in connection with the transaction.

VOTING AGREEMENTS

         In connection with the execution of the Merger Agreement, members of Impac representing in excess of fifty-one percent (51%) of the outstanding Impac Units (collectively, the "Impac Members"), entered into voting agreements (the "Impac Voting Agreements"), pursuant to which the Impac Members agreed to vote their units in favor of the approval of the Merger Agreement and the Mergers at any meeting of Impac unitholders held to consider the Mergers.

CONDITIONS TO CLOSING

         The obligation of each party to consummate the transaction will be subject to the following conditions, among others: (1) the effectiveness of the registration statement relating to the SHG Common Stock to be issued in the transaction; (2) the approval of the transaction by the shareholders of Servico and the members of Impac; (3) the receipt of all required governmental consents and approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (4) the receipt of opinions of counsel as to certain tax matters relating to the transaction; and (5) the acceptance of SHG Common Stock for listing on the NYSE.

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         The foregoing descriptions of the Merger Agreement, and the Impac
Voting Agreements are qualified in their entirety by the full text of such agreements and documents, copies of which are included as exhibits to this Current Report on Form 8-K. The Mergers are expected to be consummated by the end of June, 1998. There can be no assurance, however, that the Mergers will be consummated.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)  Exhibits.

         2 Agreement and Plan of Merger, dated as of March 20, 1998, among Servico, Impac, SHG, Servico Merger-Sub, and Impac Merger-Sub.

         10.1 Voting Agreement, dated as of March 20, 1998, between Servico and Certain Members of Impac.

         10.2 Voting Agreement, dated as of March 20, 1998, between Servico and Certain Other Members of Impac.

         99       Press Release of Servico relating to the proposed transaction.


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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          SERVICO, INC.




                                          By: /s/ Warren M. Knight
                                              -------------------------------
                                              Warren M. Knight
                                              Vice President-Finance
                                               and Chief Financial Officer


Date: March 26, 1998


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